Exhibit 5.3

Independent Auditor’s Consent

We consent to the use in this Amendment No.1 to Registration Statement No.333-232313 of Acreage Holdings, Inc. on Form F-10 of our report dated June 27, 2018 relating to the consolidated financial statements of Canopy Growth Corporation as at and for the years ended March 31, 2018 and 2017, appearing in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

August 8, 2019